Exhibit 99.1

FG Nexus Announces Agreement to Sell FG Reinsurance Division to Devondale Holdings, Led by Tom Heise

Strategic Transaction Accelerates FG Nexus ETH Treasury Strategy

Positions FG Reinsurance as a Pioneer in Tokenized Reinsurance

Charlotte, NC – October 23, 2025 – FG Nexus Inc. (Nasdaq: FGNX, FGNXP) (the “Company” or “FG Nexus”), today announced an agreement to sell a majority stake in FG Reinsurance Ltd. and FG Re Solutions Limited (the “FG Reinsurance Division”) to Devondale Holdings LLC (“Devondale”) led by industry veteran Tom Heise. Through the transaction, FG Nexus will receive approximately $3.0 million cash, a $1.25 million note and 40% equity ownership of Devondale.

“This transaction sharpens our focus on Ethereum and reallocates resources toward ETH accumulation. FG Nexus is building long-term ETH per share growth and reinforcing our conviction that Ethereum is the backbone of tomorrow’s financial system,” said Maja Vujinovic, CEO of Digital Assets at FG Nexus.

“We are excited to sell the majority of our FG Reinsurance Division to focus our efforts on further strengthening our ETH treasury strategy, while allowing Devondale to chart its own course in growing their reinsurance business while also having access to FG Nexus’ digital asset expertise to execute their planned tokenization strategies,” said Kyle Cerminara, CEO of FG Nexus. “Tom and his team have been instrumental in building the reinsurance division into a profitable business, and we look forward to our continued relationship as minority stakeholders.”

Tom Heise, who will serve as CEO of Devondale, added “This transaction is a testament to the strength of our reinsurance team and our ability to grow a profitable reinsurance portfolio. We are well positioned to create secure, efficient, and scalable tokenized solutions that meet the evolving needs of insurers and investors worldwide.”

The FG Reinsurance Division, known for its robust portfolio and expertise in risk management, will operate independently under Mr. Heise’s leadership with plans to accelerate growth of the reinsurance portfolio while leveraging blockchain technology to enhance liquidity, transparency, and accessibility for investors by tokenizing reinsurance. Mr. Heise has over 25 years of leadership experience in the reinsurance industry, including previously serving as Chief Executive of the FG Reinsurance Division.

The closing of the transaction is subject to regulatory approval and the satisfaction of all closing conditions.

About FG Nexus

FG Nexus Inc. (Nasdaq: FGNX, FGNXP), (the “Company”), is on the Ethereum Standard, and singularly focused on becoming the largest corporate holder of ETH in the world by an order of magnitude. In order to enhance our ETH YIELD, the Company will stake and intends to implement other yield strategies while serving as a strategic gateway into Ethereum-powered finance, including tokenized RWAs and stablecoin yield.

The FGNX® logo is a registered trademark.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, fluctuations in the market price of ETH and any associated impairment charges that the Company may incur as a result of a decrease in the market price of ETH below the value at which the Company’s ETH are carried on its balance sheet, changes in the accounting treatment relating to the Company’s ETH holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s ETH treasury strategy, general conditions in the global economy; risks associated with operating in the merchant banking and managed services industries, including inadequately priced insured risks and credit risk; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact

invest@fgnexus.io

Media Contact

media@fgnexus.io